Exhibit 99.2

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES EXPECTED 2012 RESULTS AND GUIDANCE FOR 2013

NEW YORK, December 13, 2012 – MetLife, Inc. (NYSE: MET) today announced its expected results for the full year and fourth quarter 2012 as well as financial guidance for 2013. Members of MetLife’s senior management team will review these projections during the company’s year-end investor conference call beginning at 8 a.m. (ET) today.

Full Year 2012

MetLife estimates full year 2012 operating earnings1 of between $5.5 billion and $5.6 billion ($5.15 per share and $5.25 per share), up 19% from $4.7 billion, or $4.38 per share, in 2011. The company also expects a 2012 operating return on equity of between 11.0% and 11.1%, up from 10.1% at year-end 2011.

“In 2012, we expect operating earnings to increase 19% over 2011, which reflects both solid investment spreads as well as favorable insurance margins,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “During the year, we continued to benefit from our strong risk management focus and good expense management. We also made significant progress on our strategic objectives, expanding in emerging markets, reducing product risk, growing our global employee benefits business and becoming more customer centric.”

MetLife estimates full year 2012 operating premiums, fees & other revenues of between $47.3 billion and $47.7 billion, up 5% from $45.4 billion in 2011.

[1]

Information regarding non-GAAP financial measures and the reconciliation of them to the most directly comparable GAAP measures are provided in the Third Quarter 2012 Quarterly Financial Supplement and the Non-GAAP and Other Financial Disclosures discussion below. All percentages in this press release relating to future growth are calculated using mid-point of ranges.

Fourth Quarter 2012

Included in the full year 2012 operating earnings estimate are expected fourth quarter 2012 operating earnings of between $1.2 billion and $1.3 billion ($1.12 per share and $1.22 per share), compared with $1.2 billion, or $1.17 per share in the fourth quarter of 2011.

Book value per share, excluding accumulated other comprehensive income, at year-end 2012 is expected to be between $46.97 and $47.41, up from $46.69 at year-end 2011.

2013 Guidance

MetLife expects 2013 operating earnings to be between $5.5 billion and $5.9 billion ($4.95 to $5.35 per share).

“While our operating earnings per share are expected to be lower in 2013 than in 2012, they are broadly consistent with what we predicted a year ago for an extended low interest rate environment,” added Kandarian. “In light of a lower-for-longer interest rate scenario, we have a heightened sense of urgency about our strategic initiatives. We are focused on the levers we can pull to meet our financial objectives and create shareholder value.”

Per share calculations for full year and fourth quarter 2012 are based on 1,073.9 million and 1,085.4 million shares outstanding, respectively. Per share calculations for 2013 are based on 1,110.4 million average shares outstanding.

Year-End Conference Call Details

MetLife will hold a year-end investor conference call on Thursday, December 13, 2012 beginning at 8 a.m. (ET). The conference call and accompanying presentation materials will include statements relating to MetLife’s financial performance, including the company’s prospects for the remainder of 2012 and for 2013. The call will also include a question and answer session.

The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1011 (domestic and international callers). To listen to the conference call over the Internet and/or to access presentation materials, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, December 13, 2012, until Thursday, December 20, 2012, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 273851. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Assumptions included in MetLife’s estimated 2012 and 2013 results are contained in the slide presentations to be presented during MetLife’s year-end investor conference call, which are included in a Current Report on Form 8-K that is being furnished today to the U.S. Securities and Exchange Commission.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per common share, premiums, fees and other revenues and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (loss) (“AOCI”), premiums, fees and other revenues (operating) and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife, Inc. (“Divested Businesses”). Operating revenues also excludes net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

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Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•

Amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses net of capitalization of DAC) by premiums, fees and other revenues (operating).

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively.

For the historical periods presented, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measures may be included in an Appendix to the presentation materials and/or are on the Investor Relations portion of our Internet website. Additional information about our historical results is also available on our Internet website in our Quarterly Financial Supplements for the corresponding periods.

Managed Assets (as defined below) is a financial measure based on methodologies other than GAAP. MetLife utilizes “Managed Assets” to describe assets in its investment portfolio which are actively managed and reflected at estimated fair value. MetLife believes the use of Managed Assets enhances the understanding and comparability of its investment portfolio by excluding assets such as policy loans, other invested assets, mortgage loans held-for-sale, and mortgage loans held by consolidated securitization entities, as substantially all of those assets are not actively managed in MetLife’s investment portfolio. Trading and other securities are also excluded as this amount is primarily comprised of contractholder-directed unit-linked investments, where the contractholder, and not the company, directs the investment of these funds. Mortgage loans and certain real estate investments have also been adjusted from carrying value to estimated fair value.

The non-GAAP measures used in this press release should not be viewed as substitutes for the most directly comparable GAAP measures.

In this press release, we may refer to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

The impact of changes in foreign currency exchange rates is calculated using the average foreign currency exchange rates for the current period and is applied to the prior period.

In this press release, we may provide guidance on our future earnings, premiums, fees and other revenues, earnings per diluted common share, book value per common share and return on common equity on an operating or non-

GAAP basis. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the “fiscal cliff” in the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (18) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (19) downgrades in our claims paying ability, financial strength or credit ratings; (20) ineffectiveness of risk management policies and procedures; (21) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (22) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (23) catastrophe losses; (24) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (25) unanticipated changes in industry trends; (26) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) changes in accounting standards, practices and/or policies; (28) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (29) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (30) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (31) adverse results or other consequences from litigation, arbitration or regulatory investigations; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (33) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (34) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (35) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber- or other information security systems and management continuity planning; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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